Exhibit (i)(2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A of Excelsior Funds Trust as filed with the Securities and Exchange Commission on or about July 29, 2005.

/s/ PAUL HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York

July 29, 2005